EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Engle Homes, Inc.

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 10, 1997, relating to the consolidated financial statements and schedule of Engle Homes, Inc. appearing in the Company's annual report on Form 10-K/A for the year ended October 31, 1997.

We also consent to the reference to us under the captions "Selected Consolidated Financial and Operating Data" and "Experts" in the Prospectus.

Miami, Florida                                     BDO Seidman, LLP
July 14, 1998